EXHIBIT 10.27 FIRST AMENDMENT TO EMPLOYMENT AGREEMENT This First Amendment to Employment Agreement (this “Amendment”) is made and entered into effective as of June 1, 2018, by and among BlueLinx Corporation (the “Company”) and D. Wayne Trousdale (“Executive”, and collectively with the Company, the “Parties”). WHEREAS, the Company, BlueLinx Holdings Inc., and Executive are parties to that certain Employment Agreement dated as of April 19, 2018 (the “Agreement”); WHEREAS, Section 18 of the Agreement provides that it may be amended by written consent of the Company and Executive; and WHEREAS, the Company and Executive desire to amend the Agreement by adding a new subpart (h) to Section 7 thereof; NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows: 1. Amendment to Section 7. Section 7 of the Agreement is hereby amended by adding the following as new subpart (h) thereof: (h) Non-Solicitation of Vendors. Executive understands and agrees that the relationship between the Company Group and each of its vendors constitutes a valuable asset of the Company Group and may not be converted to Executive’s own use. Executive hereby agrees that, during his employment with the Company and for a period of two (2) years following the termination of the Executive’s employment for any reason, the Executive shall not, directly or indirectly, on Executive’s own behalf or as a Principal or Representative of any other Person, solicit, divert, take away, or attempt to solicit, divert, or take away or induce, any existing or prospective vendor of any member of the Company Group to reduce, terminate or otherwise negatively alter its relationship with any member of the Company Group. 2. No Other Amendments. All terms and provisions of the Agreement not amended hereby shall remain in full force and effect, and from and after the date of this Amendment, all references to the term “Agreement” in this Amendment or the original Agreement shall include the terms contained herein. 3. Counterparts. This Amendment may be executed in separate counterparts, each of which is to be deemed to be an original and all of which taken together are to constitute one and the same agreement. [Signatures on following page]

IN WITNESS WHEREOF, the Parties hereto have executed this Amendment as of the date first set forth above. BLUELINX CORPORATION By: /s/ Mitchell B. Lewis Mitchell B. Lewis President and Chief Executive Officer EXECUTIVE /s/ D. Wayne Trousdale D. Wayne Trousdale